EXHIBIT 4.2
                                                                     -----------

                             AMENDMENT OF INDENTURE


     THIS AMENDMENT, made as of the 23rd day of December, 2009, by and among the American Church Mortgage Company, as obligor ("ACMC"), and Herring Bank, a banking association (the "Trustee").

                                   WITNESSETH:

     WHEREAS, ACMC and the Trustee entered into that certain Indenture dated as of April 1, 2009, with respect to the issuance of up to $20,000,000 of Series C Secured Investor Certificates (the "Indenture"); and

     WHEREAS, as of the date hereof, less than $350,000 of said Series C Secured Investor Certificates have been sold; and

     WHEREAS, ACMC has requested that the Indenture be amended to permit the issuance of four (4), five (5), six (6) and seven (7) year maturities of Secured Investor Certificates; and

     WHEREAS, the Trustee is willing to amend the Indenture to add the additional requested maturities as set forth herein; and

     WHEREAS, no holder consent is necessary in connection with the amendment of the Indenture as set forth herein as this amendment, among other things, does not adversely affect the legal rights of any holder under the Indenture.

     NOW, THEREFORE, in consideration of the foregoing premises, and further in consideration of the mutual promises herein contained, the receipt and sufficiency of which are hereby acknowledged, the parties hereto hereby agree to amend the Indenture as follows:

     1.   AMENDMENT OF INDENTURE. The Indenture is hereby amended as follows:

          a.   Section 2.1(b) is hereby revised to provide as follows:

               (b) Except as  provided in Section  2.14  hereof,  each  Security shall not be evidenced by a promissory note. The record of beneficial ownership of the Securities shall be maintained and updated by the Registrar through the establishment and maintenance of Accounts. Initially, each Security shall be in such denominations as may be designated from time to time by the Company. Each Security shall have a term of four (4), five (5), six (6) or seven (7) years or a term of not less than thirteen
               (13) years and not greater than twenty (20) years as shall be designated by the Holder at the time of purchase, subject to the Company's acceptance thereof.

     All capitalized terms used but not otherwise defined herein shall have the meaning assigned thereto in the Indenture. Except as expressly amended hereby, the Indenture shall remain in full force and effect in accordance with its original terms.

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     IN WITNESS  WHEREOF,  the parties  hereto have  caused  this  Amendment  to
Indenture to be duly executed and their respective corporate seals to be hereunto affixed and attested, as of the day and year first written above.

                                              AMERICAN CHURCH MORTGAGE COMPANY


                                              By:   /s/ Philip J. Myers
                                                    ----------------------------
                                                    Philip J. Myers, President


STATE OF MINNESOTA )
                   ) ss.
COUNTY OF HENNEPIN )

The foregoing was acknowledged before me this 23rd day of December, 2009, by Philip J. Myers, in his capacity as President of American Church Mortgage Company, a Minnesota corporation.


 /s/ Kathi M. Genz
------------------------
Notary Public

                                              HERRING BANK, as Trustee


                                              By:    /s/ Catana Gray
                                                     ---------------------------
                                              Name:  Catana Gray
                                              Title: Vice-President


STATE OF TEXAS     )
                   ) ss.
COUNTY OF POTTER   )

The foregoing was acknowledged before me this 23rd day of December, 2009, by Catana Gray, in her capacity as Vice-President of Herring Bank.


/s/ Denise Messer
------------------------
Notary Public



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